Exhibit 99.1

WageWorks Reports Second Quarter 2012 Financial Results

  Total revenue of $43.8 million, an increase of 29% compared to second quarter 2011
  Non-GAAP adjusted EBITDA of $10.9 million, an increase of 31% compared to second quarter 2011

SAN MATEO, Calif.--(BUSINESS WIRE)--August 9, 2012--WageWorks, Inc. (the “Company”) (NYSE:WAGE) a leading provider of consumer-directed benefits programs in the United States, today announced the Company's financial results for its second quarter of fiscal 2012.

For the second quarter, WageWorks reported total revenue of $43.8 million, compared to $33.9 million for the second quarter of 2011, an increase of 29 percent. Healthcare revenue was $27.6 million, compared to $22.9 million for the second quarter of 2011, an increase of 21 percent. Commuter revenue was $13.2 million, compared to $8.4 million for the second quarter of 2011, an increase of 58 percent. Other revenue was $2.9 million, compared to $2.6 million for the second quarter of 2011, an increase of 12 percent.

“We are very pleased with WageWorks’ business momentum during the second quarter. We continue to execute on all facets of our growth strategy by adding new employers, establishing new channel partnerships, cross selling new products to existing clients and identifying strategic portfolio purchases. In addition, as our business scales, we are realizing leverage in our model as evidenced by our strong profitability in the quarter,” said Joe Jackson, Chief Executive Officer of WageWorks. Jackson continued, “We are excited to have completed our Company’s initial public offering, which marked a major milestone in WageWorks’ history. This further enhances our brand and increases the resources we have available to execute the Company’s long-term strategy.”

GAAP operating income was $4.8 million for the second quarter of 2012, compared to GAAP operating income of $4.2 million for the second quarter of 2011. On a non-GAAP basis, second quarter of 2012 operating income was $8.4 million, compared to non-GAAP operating income of $6.0 million for the second quarter of 2011.

GAAP net income attributable to common stockholders for diluted EPS was $2.4 million, or $0.10 per diluted share, for the second quarter of 2012, compared to GAAP net income attributable to common stockholders for diluted EPS of $0.9 million, or $0.06 per diluted share, for the second quarter of 2011. GAAP net income attributable to common stockholders for the second quarter of 2012 includes $0.8 million of accretion of redemption premium expense, which had a $0.03 per diluted share effect. GAAP net income attributable to common stockholders for the second quarter of 2011 includes $2.9 million of accretion of redemption premium expense, which had a $0.18 per diluted share effect.

On a non-GAAP basis, second quarter of 2012 net income was $4.7 million, or $0.15 per diluted share, compared to non-GAAP net income of $5.4 million, or $0.18 per diluted share, for the second quarter of 2011. Non-GAAP net income excludes expenses related to accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains or losses from revaluation of warrants, contingent consideration expense and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $10.9 million for the second quarter of 2012, compared to non-GAAP adjusted EBITDA of $8.3 million for the second quarter of 2011.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the second quarter of 2012 and 2011 is detailed in the tables provided in this press release.

As of June 30, 2012, WageWorks had cash and cash equivalents totaling $261.3 million inclusive of $62.6 million, net of the underwriter’s commission and discounts, from the Company’s initial public offering completed on May 15, 2012. This compares to $154.6 million in cash and cash equivalents as of December 31, 2011.

The Company's Conference Call Information

WageWorks will host a conference call today, August 9, 2012, at 5:00 p.m. ET to discuss the Company’s second quarter 2012 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 800-510-0178 (toll-free) or 617-614-3450, and enter pass code 37212529. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A replay will be available at 888-286-8010 (toll-free) or (617) 801-6888 using the pass code 71575548.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures, that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of accretion of redemption premium expense, stock-based compensation, amortization of acquired intangibles, gains or losses from revaluation of warrants, contingent consideration expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to extending our brand, the sufficiency of our resources to grow our business, our acquisition of new employer clients, increased adoption of our consumer directed benefits offerings by employees, enhancements to our product offerings, our ability to successfully cross-sell our products, our ability to identify potential strategic portfolio purchases, and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, the participation of employees in our employer clients’ consumer-directed benefits programs, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our Registration Statement on Form S-1, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE:WAGE) is a leading provider of consumer-directed benefit programs in the United States. WageWorks administers and operates a broad array of products, including spending account management programs, such as health and dependent care Flexible Spending Accounts (FSAs), Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs) and commuter benefits.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$22,854	$27,615	$47,079	$56,845
Commuter	8,382	13,220	16,589	25,212
Other	2,625	2,942	5,517	6,030
Total revenues	33,861	43,777	69,185	88,087

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	13,244	15,620	28,610	32,677
Technology and development	3,447	4,622	6,939	8,962
Sales and marketing	5,209	7,267	10,458	14,476
General and administrative	5,104	7,325	10,466	14,803
Amortization and change in contingent consideration	2,682	4,094	5,175	8,532
Total operating expenses	29,686	38,928	61,648	79,450
Income from operations	4,175	4,849	7,537	8,637
Other income (expenses):
Interest income	9	9	20	19
Interest expense	(111)	(452)	(197)	(857)
Gain (loss) on revaluation of warrants	51	407	(59)	381
Other income	-	12	-	27
Income before income taxes	4,124	4,825	7,301	8,207
Income tax provision	(253)	(1,601)	(401)	(2,973)
Net income	3,871	3,224	6,900	5,234
Accretion of redemption premium expense	(2,924)	(778)	(5,692)	(2,301)
Net income attributable to common stockholders	$947	$2,446	$1,208	$2,933
Add back: accretion of redemption premium related to
dilutive redeemable preferred stock	-	(86)	-	(260)
Net income attributable to common stockholders for diluted EPS	$947	$2,360	$1,208	$2,673

Basic net income per share attributable to common stockholders	$0.62	$0.17	$0.79	$0.37
Diluted net income per share attributable to common stockholders	$0.06	$0.10	$0.07	$0.13

Shares used in basic net income per share calculations	1,535	14,268	1,534	7,907
Shares used in diluted net income per share calculations	16,450	24,349	16,376	20,683

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
	(unaudited)
Cost of revenues	$59	$104	123	$151
Technology and development	67	79	134	137
Sales and marketing	104	136	213	224
General and administrative	345	796	729	1,162
	$575	$1,115	$1,199	$1,674

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	June 30, 2012
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$154,621	$261,340
Restricted cash, current portion	2,383	2,363
Accounts receivable, less allowance for doubtful accounts of $69 and $197 at December 31, 2011 and June 30, 2012, respectively	15,647	18,026
Prepaid expenses and other current assets	7,178	13,001
Total current assets	179,829	294,730
Restricted cash, net of current portion	2,526	2,432
Property and equipment, net	19,014	23,157
Goodwill	46,233	75,822
Acquired intangible assets, net	12,555	34,535
Deferred tax asset	16,978	9,762
Other assets	1,561	1,763
Total assets	$278,696	$442,201

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$21,415	$35,371
Customer obligations	169,959	212,834
Short-term contingent payment	8,976	14,269
Short-term debt	14,901	44,560
Other current liabilities	394	972
Total current liabilities	215,645	308,006
Warrants	1,119	-
Long-term contingent payment, net of current portion	-	6,805
Other non-current liabilities	1,820	2,619
Total liabilities	218,584	317,430
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, Series C ($24,999 liquidation preference). Authorized 6,306 shares; issued and outstanding 5,882 shares at December 31, 2011 and no shares outstanding at June 30, 2012	36,570	-
Redeemable convertible preferred stock, Series D ($15,998 liquidation preference). Authorized 2,465 shares; issued and outstanding 2,465 shares at December 31, 2011 and no shares outstanding at June 30, 2012	17,771	-
Redeemable convertible preferred stock, Series E ($21,179 liquidation preference). Authorized 5,295 shares; issued and outstanding 5,295 shares at December 31, 2011 and no shares outstanding at June 30, 2012	27,828	-
Total redeemable convertible preferred stock	82,169	-
Stockholders' equity (deficit):
Convertible preferred stock, $0.001 par value ($31,916 liquidation preference). Authorized 26,392 shares, outstanding 17,645 shares at December 31, 2011 and no shares outstanding at June 30, 2012	33,965	-
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 1,738 shares at December 31, 2011 and 26,713 shares at June 30, 2012	2	27
Treasury stock at cost 192 shares at December 31, 2011 and 195 shares at June 30, 2012	(433)	(463)
Additional paid-in capital	19,029	194,593
Accumulated deficit	(74,620)	(69,386)
Total stockholders' equity (deficit)	(22,057)	124,771
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$278,696	$442,201

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2011	2012
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$6,900	$5,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,744	1,446
Amortization and change in contingent consideration	5,175	8,532
Stock-based compensation	1,199	1,674
Revaluation of warrants	59	(381)
Loss on disposal of fixed assets	6	24
Payment of contingent consideration in excess of initial measurement	-	(2,453)
Provision for doubtful accounts	126	13
Deferred taxes	195	2,527
Changes in operating assets and liabilities:
Accounts receivable	(4,108)	(1,343)
Prepaid expenses and other current assets	(3,263)	(2,514)
Other assets	124	8
Accounts payable and accrued expenses	(1,876)	(159)
Customer obligations	12,246	2,160
Other liabilities	(14)	833
Net cash provided by operating activities	18,513	15,601
Cash flows used in investing activities:
Purchases of property and equipment	(4,057)	(6,403)
Cash consideration for business acquisitions, net of cash acquired	(1,852)	8,551
Change in restricted cash	(200)	574
Net cash (used in) provided by investing activities	(6,109)	2,722
Cash flows from financing activities:
Proceeds from debt	9,219	29,659
Proceeds from initial public offering net of underwriters commissions and discounts	-	62,566
Proceeds from exercise of common stock	37	8
Payment of contingent consideration	(2,000)	(3,807)
Purchase of treasury stock	(21)	(30)
Net cash provided by financing activities	7,235	88,396
Net increase in cash and cash equivalents	19,639	106,719
Cash and cash equivalents at beginning of period	104,280	154,621
Cash and cash equivalents at end of period	$123,919	$261,340

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2012	2011	2012

GAAP income from operations	$4.2	$4.8	$7.5	$8.6
Stock-based compensation	0.6	1.1	1.2	1.7
Amortization of acquired intangibles	0.7	1.7	1.4	3.0
Contingent consideration	0.5	0.8	0.9	2.5
Non-GAAP income from operations	$6.0	$8.4	$11.0	$15.8
Non-GAAP income from operations as a percentage of total revenue	17.6%	19.3%	16.0%	18.0%

Net income:
	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2012	2011	2012

GAAP net income attributable to common stockholders for diluted EPS	$0.9	$2.4	$1.2	$2.7
Accretion of redemption premium expense	2.9	0.8	5.7	2.3
Stock-based compensation	0.6	1.1	1.2	1.7
Amortization of acquired intangibles	0.7	1.7	1.4	3.0
Gains or losses from revaluation of warrants	(0.1)	(0.4)	0.1	(0.4)
Contingent consideration	0.5	0.8	0.9	2.5
Tax effect of above adjustments	(0.1)	(1.7)	(0.3)	(3.2)
Non-GAAP net income	$5.4	$4.7	$10.2	$8.6

Weighted average shares outstanding used in computing GAAP per share amounts (diluted)	16.5	24.3	16.4	20.7
Add:
Additional weighted average shares giving effect to initial public offering	7.5	3.7	7.5	5.6
Additional weighted average shares giving effect to anti-dilutive preferred shares	5.6	2.8	5.6	4.2
Weighted average shares used in computing Non-GAAP per share amounts **	29.6	30.8	29.5	30.5

Non-GAAP diluted net income per share	$0.18	$0.15	$0.35	$0.28

** Reflects the issuance of shares of common stock as though the completion of the initial public offering had occurred at the beginning of the respective periods and anti-dilutive preferred shares excluded from the calculation of GAAP per share amounts.

Reconciliation of GAAP net income attributable to common stockholders to Non-GAAP Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,

	2011	2012	2011	2012
GAAP net income attributable to common stockholders	$0.9	$2.4	$1.2	$2.9
Accretion of redemption premium expense	2.9	0.8	5.7	2.3
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.1	0.5	0.2	0.9
Income tax provision	0.3	1.6	0.4	3.0
Depreciation	0.9	0.8	1.7	1.4
Amortization and change in contingent consideration	2.7	4.1	5.2	8.5
Stock-based compensation expense	0.6	1.1	1.2	1.7
Gains or losses from revaluation of warrants	(0.1)	(0.4)	0.1	(0.4)
Adjusted EBITDA	$8.3	$10.9	$15.7	$20.3

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.Mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Kimberly Jackson, 650-577-5209
Kim.Jackson@wageworks.com